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Exhibit 5.1
March 5, 2026
WEBTOON Entertainment Inc.
5700 Wilshire Blvd., Suite 220
Los Angeles, CA 90036
    Re:    Registration Statement on Form S-8
    We are issuing this opinion in our capacity as special legal counsel to WEBTOON Entertainment Inc., a Delaware corporation (the “Registrant”), in connection with the filing by the Registrant of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) covering the offering of up to 6,538,808 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Registrant issuable pursuant to the Registrant’s 2024 Omnibus Incentive Plan (the “Plan”).
    In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Registrant, (ii) the Registration Statement and the exhibits thereto, (iii) minutes and records of the corporate proceedings of the Registrant with respect to the offering of the Shares and (iv) the Plan.
    For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.
    Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that the Shares are duly authorized and when the Shares are issued pursuant to and in accordance with the terms and conditions of the Plan and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Shares will be validly issued, fully-paid and non-assessable.
    Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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WEBTOON Entertainment Inc. March 5, 2026 Page 2

    For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Shares, and that (ii) at the time of the issuance, sale and delivery of each Share, there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Share. We have also relied without independent investigation upon, among other things, an assurance from the Registrant that the number of shares which the Registrant is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Registrant is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Shares by at least the number of Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.
    We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.
    This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
    We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.
Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP